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                                                                    EXHIBIT 23.1

                       Consent of  Independent Accountants


   We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 21, 1999, which appears on page 47 of the Annual Report to Shareholders of GreenPoint Financial Corp., which is incorporated by reference in GreenPoint Financial Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Expert" in such Prospectus.


                                          /s/ PriceWaterhouseCoopers LLP

New York, New York
April 13, 1999